Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION ANNOUNCES FOURTH QUARTER ACTIVITY

$556 million of Total Commitments During the Fourth Quarter

$313 million of Commitments from Mortgage Banking

CHICAGO, IL — January 13, 2015 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced fourth quarter origination and portfolio activity.

ACRE’s Principal Lending segment originated $73 million in senior loans and through a joint venture managed by an affiliate of ACRE, participated in a $170 million preferred equity investment in an entity whose assets are comprised of multifamily, student housing medical office and self-storage properties. ACRE invested $89 million in the joint venture, representing a majority stake. The remainder of the joint venture is owned by a well-known institutional investor whose minority investment allowed ACRE to enhance its portfolio diversification and further optimize its availability of capital.

In addition, ACRE Capital LLC, ACRE’s wholly-owned Mortgage Banking subsidiary, originated $313 million of new loans during the fourth quarter of 2014.

“The diversity of originations by property and investment type during the fourth quarter, particularly the preferred equity investment, underscores the expanding breadth of our platform capabilities,” said Todd Schuster, President and Chief Executive Officer of ACRE. “Furthermore, our Mortgage Banking segment exceeded our expectations for the quarter, supported by our repositioning efforts undertaken over the past year, our expanded product suite and a seasonally stronger market.”

At year-end 2014, ACRE’s Principal Lending portfolio, excluding non-controlling interests, totaled approximately $1.4 billion in outstanding principal with 83% of the portfolio comprised of senior loans and 89% paying floating rates of interest based on LIBOR, in both cases as measured by period end outstanding principal balances.

“Our direct origination focus and sophisticated structuring and distribution capabilities have enabled us to build a high quality investment portfolio,” said Mr. Schuster. “As we head into 2015, our portfolio remains first lien oriented, geographically diverse and we believe well positioned to generate additional earnings should LIBOR increase.”

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its Mortgage Banking segment, it originates and services multifamily residential mortgage loans, senior housing and healthcare facilities by utilizing the platforms of Fannie Mae, Freddie Mac and HUD. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE: ARES), a publicly traded, global alternative asset manager with approximately $80 billion of assets under management as of September 30, 2014. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contacts:

Ares Commercial Real Estate Corporation

Carl Drake or John Stilmar, 888-818-5298